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EXHIBIT 23.1




INDEPENDENT AUDITOR'S CONSENT



To the Board of Directors
FiberChem, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated February 13, 1998 on the consolidated financial statements of FiberChem Inc. and Subsidiaries as of September 30, 1997 and 1996 and for the years then ended which appear in this Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



/s/ GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
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GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York



March 18, 1998